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                                   EXHIBIT 99
[AAMES LOGO]



                                 Contact:          James Huston
                                                   Investor Relations Department
                                                   Aames Financial Corporation
                                                   (323) 210-5311


For Immediate Release


              AAMES FINANCIAL CORPORATION HIRES BANK ONE EXECUTIVE

       JAMES HUSTON AS CHIEF FINANCIAL OFFICER - MANAGEMENT TEAM COMPLETE

         LOS ANGELES, CA., AUGUST 15, 2000 - AAMES FINANCIAL CORPORATION (NYSE:
AAM), a leader in subprime home equity lending, announced the appointment of James Huston to the position of Executive Vice President and Chief Financial Officer.

         Mr. Huston is a seasoned executive who brings more than 16 years of financial products and services experience to Aames.

         Mr. Huston, who had been with Bank One Corporation in Columbus, Ohio since 1992, was most recently Senior Vice President and Chief Financial Officer of Bank One Consumer Financial Services, a $35.0 billion wholly-owned consumer lending subsidiary of Bank One. Immediately prior thereto, he served as Regional Chief Financial Officer of Bank One Services Corporation, and before that was Controller of Bank One's National Retail Lending Division.

         Prior to joining Bank One, Mr. Huston held various senior financial officer positions with CRT, Inc., a health care cost containment firm; and, with City Loan Bank and City Loan Financial Services, a commercial bank and finance company, respectively.

         Mr. Huston is responsible for providing strategic direction relating to all aspects of the Company's accounting and financial activities. In addition, Mr. Huston has primary responsibility for Aames' financial planning and analyses and will act as the Company's representative in dealings with outside financial analysts.

         "We are delighted to have Jim on board," said CEO Jay Meyerson. He went on to add, "Jim's appointment completes the restructuring of our executive management team making it one of the strongest within the subprime mortgage lending industry. I believe Aames is now well positioned to fully execute its new business model and return to profitable growth."


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         Along with the appointment of Mr. Huston, Aames has also added four other key executives to its management team, each possessing extensive mortgage banking experience within their respective areas of expertise.

         John Kohler joined the Company in May 1999 as Senior Vice President of Capital Markets and was promoted to Executive Vice President of Capital Markets and Secondary Marketing in May of this year. Mr. Kohler brings over fourteen years of expertise in negotiating financing and securitization transactions. Prior to joining Aames, Mr. Kohler worked with several home equity lenders in the UK and was a Senior Vice President at Greenwich Capital Markets. Mr. Kohler's primary focus is to manage relationships with the Company's financial counterparties, to establish effective funding strategies and achieve liquidity for the Company's loan production.

         Peter Yaskowitz, formerly a Senior Vice President of ContiMortgage and Executive Vice President of Bank One's Consumer Finance Division with responsibility for marketing and advertising, joined Aames in March 2000 as Executive Vice President of Corporate Marketing & National Lending. Mr. Yaskowitz is playing a critical role in the Company's Internet strategy and in developing alternative non-branch loan production channels.

         Barry Levine, most recently Vice President & Chief Information Officer at Residential Money Centers, a subsidiary of Residential Funding Corporation, was named Chief Information Officer in May of this year. Mr. Levine brings fifteen years of experience in managing technology activities within the mortgage industry. Mr. Levine is responsible for directing the Company's expansion into the World Wide Web, implementing new loan origination and data warehouse systems, and improving the Company's networking environments.

         John F. Madden, Jr., who joined the Company in 1995 as Assistant General Counsel, was promoted to Senior Vice President and General Counsel in May 2000. Prior to joining Aames, Mr. Madden was General Counsel for Funders Mortgage Corporation and served as a corporate and securities lawyer for the law firm of McKenna, Connor & Cuneo. Mr. Madden is responsible for representing the Company in all areas of legal compliance and activities.

         Mr. Meyerson commented, "The additions of Messrs. Huston, Kohler, Yaskowitz, Levine and Madden fill vital gaps and strengthen our management team. With the achievements to date that include restructuring the Company, securing new capital, and reengineering our credit process for quality and value while growing new business, I am confident Aames will emerge from this sector shake-out a winner."

         Aames Financial Corporation is a leading home equity lender, and at June 30, 2000 operated 100 retail Aames Home Loan offices and 7 wholesale loan centers nationwide.

         From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Form 10-Q for the quarter ended March 31, 2000, and subsequent Company Filings with the United States Securities and Exchange Commission.